In connection with the First Amendment to Quarterly Report of Daleco Resources Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2005 (the "Report") dated December 15, 2005, I, Stephan V. Benediktson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                        /s/ Stephan V. Benediktson
                                        -------------------------------------
                                        Stephan V. Benediktson
                                        Chief Executive Officer
                                        December 16 , 2005